Exhibit 99

Velocity Financial, Inc. Reports Third Quarter 2021 Results

Third Quarter Highlights:

  Net income and Core income(1) of $8.02 million; diluted EPS and Core diluted EPS(1) of $0.23
  Loan production volume increased 32.81% quarter-over-quarter and totaled $340.66 million in unpaid principal balance (UPB), driven mainly by growth in demand for Investor 1-4 Rental loans
  Portfolio net interest income of $26.6 million, an increase of 9.0% from 2Q21
  Portfolio net interest margin of 4.97%
  Book value per common share of $12.05 as of September 30, 2021, an increase from $11.62 per share as of June 30, 2021
  Loans held for investment (HFI) UPB of $2.27 billion as of September 30, 2021
  Nonaccrual loans as a percentage of HFI loans was 12.7% as of September 30, 2021
  3Q21 nonperforming loan (NPL) resolutions totaled $59.96 million in UPB, realizing 103.5% of UPB resolved
  Issued our VCC 2021-2 securitization totaling $205.18 million in UPB
  Upsized and renewed a warehouse financing facility with a key liquidity provider, doubling the maximum capacity to $200 million and extending the renewal period from one year to two years
  Completed a registration statement with the capacity to issue up to $100 million of our common stock, $50 million of which, or up to a maximum of 4,000,000 shares, is authorized for issuance through a newly established “at the market” (ATM) program

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--November 3, 2021--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company) reported net income and core income of $8.02 million for 3Q21, compared to net income of $9.45 million and core income of $8.45 million in 2Q21. Earnings and core earnings per diluted share were $0.23 in 3Q21, compared to $0.28 and $0.25, respectively, in 2Q21. Book value per common share was $12.05 as of September 30, 2021, compared to $11.62 as of June 30, 2021.

“Third quarter results reflect outstanding execution by our loan origination team which delivered 33% quarter-over-quarter production growth, in addition to strong earnings and improved credit performance from our held for investment portfolio,” said Chris Farrar, President and CEO. “Demand for small balance business purposed loans accelerated in the third quarter with solid growth in rental demand driven by consumer preference for single family homes. Our strong originations trends continued in October as we originated $138.5 million of new loans, an all-time record for Velocity.”

“We are focused on driving continued organic growth in our core business, while at the same time seeking attractive opportunities that will allow us to reach new markets as we continue to execute on our vision of becoming the lender of choice in small-balance commercial lending.”

Third Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	3Q 2021	2Q 2021	$ Variance	% Variance
Pretax income	$10,927	$12,885	$(1,958)	(15)%
Net income	$8,022	$9,453	$(1,431)	(15)%
Diluted earnings per share	$0.23	$0.28	$(0)	(16)%
Core income(1)	$8,022	$8,453	$(431)	(5)%
Core diluted earnings per share(1)	$0.23	$0.25	$(0)	(6)%
Pretax return on equity	18.23%	22.57%	n.a.	(19)%
Net interest margin - portfolio	4.97%	4.83%	n.a.	3%
Net interest margin - total company	4.13%	3.98%	n.a.	4%
Average common equity	$239,790	$228,314	$11,476	5%

(1) Core income is a non-GAAP measure. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Net income for 3Q21 totaled $8.02 million, a decrease from $9.45 million in 2Q21, mainly as a result of a $2.2MM gain from the sale of loans during 2Q21 and only a $0.3 million gain from loans sold in 3Q21, as we decided to retain all new production for securitization
  GAAP Net income and Core income were the same in 3Q21
  Portfolio NIM in 3Q21 was 4.97%, a 14 bps increase from 4.83% in 2Q21, driven by a quarter-over-quarter increase in portfolio-related interest income and a decrease in portfolio-related interest expense
  The pretax return on equity was 18.23% in 3Q21, a decrease from 22.57% for 2Q21, mainly as a result our decision to reduce whole loan sales in 3Q21.

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	3Q 2021	2Q 2021	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$1,150	$1,019	$131	13%
Mixed Use	302	293	10	3%
Multi-Family	203	184	19	10%
Retail	197	183	14	8%
All Other	419	384	35	9%
Total	$2,271	$2,062	$209	10%
Held for Sale
Investor 1-4 Rental	$-	$8	$(8)	n.m.
Total Managed Loan Portfolio UPB	$2,271	$2,070	$201	10%
Key loan portfolio metrics:
Total loan count	6,430	6,125
Weighted average loan to value	67.22%	66.70%
Weighted average total portfolio yield	8.77%	8.90%
Weighted average portfolio debt cost	4.48%	4.81%
n.m. - non meaningful

Discussion of results:

  Velocity’s total loan portfolio was $2.27 billion in UPB as of September 30, 2021, a 9.71% increase from $2.07 billion in UPB as of June 30, 2021
  ‒ HFI portfolio growth driven by record production activity, and also aided by a 5% quarter-over-quarter decrease in loan payoffs
  The weighted average loan-to-value of the HFI portfolio was 67.22% as of September 30, 2021, consistent with 66.70% as of June 30, 2021
  The weighted average total portfolio yield was 8.77% in 3Q21, a decrease of 13 bps from 2Q21, primarily driven by a reduction in delinquent contractual (NPL) interest received in 3Q21
  Portfolio related debt cost in 3Q21 was 4.48%, a decrease of 33 bps from 2Q21, primarily driven by the attractive issuance levels of Velocity’s securitization thus far in 2021

LOAN PRODUCTION VOLUMES
($ in millions)	3Q 2021	2Q 2021	$ Variance	% Variance
Investor 1-4 Rental	$234	$147	$87	59%
Traditional Commercial	81	95	(13)	(14)%
Short-term loans	25	15	11	72%
Total loan production	$341	$257	$84	33%

Discussion of results:

  Loan production in 2Q21 totaled $340.66 million in UPB, a 32.81% increase from $256.51 million in UPB in 2Q21
  ‒ Driven by strong demand for 1-4 residential rental financing and the introduction of lending products tailored to meeting the evolving needs of our customers
  Loan origination volume in October 2021 totaled $138.5 million in UPB

CREDIT PERFORMANCE INDICATORS
($ in thousands)	3Q 2021	2Q 2021	$ Variance	% Variance
Nonperforming loans(1)	$288,436	$315,542	$(27,106)	(9)%
Nonperforming loans % total HFI Loans	12.70%	15.30%	n.a.	(17)%
Total Charge Offs(2)	$162.08	$917.61	$(756)	(82)%
Charge-offs as a % of Avg. Loans HFI(3)	0.030%	0.183%	n.a.	(83)%
Loan Loss Reserve	$4,028	$3,963	$65	2%

(1) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(2) $420.47 thousand of the 2Q21 charge-off amount was related to one loan that transferred to REO.
(3) Annualized

Discussion of results:

  Nonperforming loans totaled $288.44 million as of September 30, 2021, or 12.70% of loans HFI, compared to $315.54 million as of June 30, 2021, or 15.30% of loans HFI
  ‒ The quarter-over-quarter improvement was driven by resolution of 19.00% of nonperforming loan UPB as of June 30, 2021, 10.41% through payoff and 7.07% were brought back to performing (accrual) status, 1.52% from sales of REO properties. Loan resolutions in 3Q21 realized all delinquent contractual interest in addition to default interest and prepayment fees.
  Charge-offs in 3Q21 totaled $162.08 thousand compared to $917.6 thousand in 2Q21
  ‒ Charge-offs in 3Q21 reflect a reversion to more normalized levels, which have averaged $358 thousand per quarter over the past eight quarters
  The reserve for loan losses was $4.03 million as of September 30, 2021, compared to $3.96 million as of June 30, 2021
  ‒ The reserve remained consistent. An increase in reserve attributable to portfolio growth was mainly offset by a reduction in reserve driven by strong resolutions on nonperforming loans.
  Capitalized interest recovered on COVID forbearance loans granted a deferral through the end of 3Q21 totaled $1.77 million, with a remaining balance of $8.03 million as of September 30, 2021. None of the capitalized interest has been forgiven.

NET REVENUES
($ in thousands)	3Q 2021	2Q 2021	$ Variance	% Variance
Interest income	$46,923	$44,978	$1,945	4%
Interest expense - portfolio related	$(20,321)	(20,566)	245	(1)%
Interest expense - corporate debt	(4,488)	(4,309)	(179)	4%
Net Interest Income	$22,114	$20,103	$2,011	10%
Loan loss provision	(228)	1,000	(1,228)	n.m.
Gain on loan sales	306	2,391	(2,085)	(87)%
Other operating income (expense)	33	41	(8)	(20)%
Total Net Revenues	$22,225	$23,535	$(1,310)	(6)%
n.m. - non meaningful

Discussion of results:

  Total net interest income, including corporate interest expense, increased by $2.01 million, or 10.0% sequentially, primarily resulting from growth in our HFI portfolio.
  Net Revenues decreased quarter-over-quarter by $1.31 million, mainly due to our decision to retain loans for securitization and a more normalized loan loss provision
OPERATING EXPENSES
($ in thousands)	3Q 2021	2Q 2021	$ Variance	% Variance
Compensation and employee benefits	$4,738	$4,546	$192	4%
Rent and occupancy	447	430	17	4%
Loan servicing	2,014	1,922	92	5%
Professional fees	736	795	(59)	(7)%
Real estate owned, net	1,186	1,039	147	14%
Other expenses	2,177	1,918	259	14%
Total expenses	$11,298	$10,650	$648	6%

Discussion of results:

  Operating expenses in 3Q21 of $11.3 million were generally consistent with the $10.7 million in 2Q21

SECURITIZATIONS
	Securities	Balance at		Balance at
Trusts	Issued	9/30/2021	W.A. Rate	6/30/2021	W.A. Rate
2014-1 Trust	$161,076	$18,910	8.12%	$19,973	7.86%
2015-1 Trust	285,457	21,161	7.57%	24,852	7.63%
2016-1 Trust	319,809	40,354	8.25%	43,925	8.12%
2016-2 Trust	166,853	29,207	7.54%	34,440	7.08%
2017-1 Trust	211,910	50,258	6.34%	55,648	6.02%
2017-2 Trust	245,601	94,486	3.45%	101,179	3.33%
2018-1 Trust	176,816	72,219	4.02%	79,377	4.02%
2018-2 Trust	307,988	156,587	4.34%	175,943	4.48%
2019-1 Trust	235,580	146,086	4.08%	159,345	4.06%
2019-2 Trust	207,020	130,198	3.44%	141,446	3.51%
2019-3 Trust	154,419	105,570	3.26%	112,848	3.28%
2020-1 Trust	248,700	186,400	2.86%	199,267	2.86%
2020-2 Trust	96,352	88,695	4.51%	97,601	4.44%
2020-MC1 Trust	179,371	57,111	4.51%	84,454	4.43%
2021-1 Trust	251,301	245,423	1.72%	250,109	1.73%
2021-2 Trust	194,918	203,743	1.77%
	$3,504,213	$1,646,408	3.55%	$1,580,407	3.83%

Discussion of results:

  Weighted Average Rate decreased 28bps as a result of our continued lower cost issuances
  Securitization balances as of September 30, 2021, totaled $1.65 billion, an increase from $1.58 billion as of June 30, 2021, driven by the issuance of Velocity’s VCC 2021-2 securitization in August, partially offset by prepayment activity and contractual principal amortization
  Exploring strategies to opportunistically refinance certain of our existing securitizations with exercisable call rights to further reduce financing costs

RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	THIRD QUARTER 2021		SECOND QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$13,353	$1,251	$21,925	$1,446
Paid current	7,722	79	14,949	219
REO sold(1)	4,680	31	947	(2)
Total resolutions	$25,755	$1,361	$37,821	$1,663

Resolutions as a % of nonperforming UPB		105.3%		104.4%
Note (1) There was an REO property held since January 2019 that was sold during the quarter ended September 30, 2021, with a total lifetime loss of $1.7 million, all of which was recognized in prior periods.

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	THIRD QUARTER 2021		SECOND QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$8,960	$664	$13,517	$682
Paid current	25,141	29	7,794	59
REO sold	104	47	164	(73)
Total resolutions	$34,205	$740	$21,475	$668

Resolutions as a % of nonperforming UPB		102.2%		103.1%

Grand total resolutions	$59,960	$2,101	$59,296	$2,331

Grand total resolutions as a % of nonperforming UPB		103.5%		103.9%

Discussion of results:

  Resolution activities on $60.0 million of UPB in 3Q21 resulted in net gains of $2.1 million or 103.5% of UPB resolved
  Long-term loan resolutions totaled $25.76 million in UPB and realized $1.4 million of gains
  ‒ Gains in 3Q21 were primarily comprised of default interest realized when the loans payoff or cure, and prepayment penalties on payoff if the loan is still within the prepayment window
  Short-term loan resolutions totaled $34.2 million in UPB and realized $0.74 million of gains
  ‒ Gains in 3Q21 were primarily comprised of default interest realized when the loans payoff
  ‒ The UPB of short-term loans that paid current was $25.1 million in 3Q21, and increase from $7.8 million in 2Q21

Conference Call and Webcast

Velocity’s executive management team will host a conference call and webcast to review its financial results on Wednesday, November 3, 2021, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of Velocity Financial’s Investor Relations website at https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register and to download and install any needed software.

Management’s slide presentation will be available through the Events and Presentations section of the Company’s Investor Relations website after the market close on Wednesday, November 3, 2021.

Conference Call Information

To participate by phone, please dial-in 15 minutes prior to the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to be joined into the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on November 30, 2021 and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #10160806. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 16 years.

(1)

Core Income and Core EPS are non-GAAP financial measures the Company presents to help investors better understand unique items that impact earnings. For a reconciliation of GAAP Net Income to Core Income, please refer to the sections of this press release titled “Non-GAAP Financial Measures” and “Adjusted Financial Metric Reconciliation to GAAP Net Income.”

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Core Income, which is a non-GAAP financial measure. For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc. Consolidated Statements of Financial Condition

	Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
	Unaudited	Unaudited	Unaudited	Audited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$35,497	$27,741	$20,434	$13,273	$19,210
Restricted cash	9,586	7,921	6,808	7,020	7,821
Loans held for sale, net	0	7,916	0	13,106	0
Loans held for investment, at fair value	1,360	1,370	1,364	1,539	3,327
Loans held for investment	2,265,922	2,057,046	1,983,435	1,924,489	1,977,236
Net deferred loan costs	29,775	26,707	25,070	23,600	23,850
Total loans, net	2,297,057	2,093,039	2,009,869	1,962,734	2,004,413
Accrued interest receivables	11,974	11,094	11,169	11,373	13,134
Receivables due from servicers	57,058	73,517	77,731	71,044	44,466
Other receivables	870	10,169	3,879	4,085	402
Real estate owned, net	17,905	20,046	14,487	15,767	14,653
Property and equipment, net	3,348	3,625	3,891	4,145	4,446
Deferred tax asset	17,026	13,196	9,246	6,654	1,832
Other assets	6,843	7,257	7,325	6,779	16,489
Total Assets	$2,457,164	$2,267,605	$2,164,839	$2,102,874	$2,126,866

Liabilities and members' equity
Accounts payable and accrued expenses	$79,360	$70,049	$65,003	$63,361	$61,859
Secured financing, net	163,449	164,053	129,666	74,982	74,776
Securitizations, net	1,623,674	1,558,163	1,453,386	1,579,019	1,670,930
Warehouse & repurchase facilities	258,491	151,872	203,314	75,923	19,541
Total Liabilities	2,124,974	1,944,137	1,851,369	1,793,285	1,827,106

Mezzanine Equity
Series A Convertible preferred stock	90,000	90,000	90,000	90,000	90,000
Stockholders' Equity
Stockholders' equity	242,190	233,468	223,470	219,589	209,760
Total Liabilities and members' equity	$2,457,164	$2,267,605	$2,164,839	$2,102,874	$2,126,866

Book value per share	$12.05	$11.62	$11.12	$10.93	$10.44

Shares outstanding	20,098	20,087	20,087	20,087	20,087

Velocity Financial, Inc. Consolidated Statements of Income (Quarterly)

	Quarter Ended
($ in thousands)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
	Unaudited	Unaudited	Unaudited	Audited	Unaudited
Revenues
Interest income	$46,923	$44,978	$40,707	$41,556	$41,374
Interest expense - portfolio related	20,321	20,566	20,832	21,442	22,347
Net interest income - portfolio related	26,602	24,412	19,875	20,114	19,027
Interest expense - corporate debt	4,488	4,309	7,350	1,900	1,913
Net interest income	22,114	20,103	12,525	18,214	17,114
Provision for loan losses	228	(1,000)	105	406	1,573
Net interest income after provision for loan losses	21,886	21,103	12,420	17,808	15,541
Other operating income
Gain on disposition of loans	306	2,391	2,839	4,855	(51)
Unrealized gain/(loss) on fair value loans	0	20	(2)	32	379
Other income (expense)	33	21	(36)	(196)	1,021
Other operating income (expense)	339	2,432	2,801	4,691	1,349
Total net revenues	22,225	23,535	15,221	22,499	16,890

Operating expenses
Compensation and employee benefits	4,738	4,546	5,186	4,135	5,692
Rent and occupancy	447	430	463	424	415
Loan servicing	2,014	1,922	1,867	1,977	2,168
Professional fees	736	795	533	1,415	1,051
Real estate owned, net	1,186	1,039	509	217	898
Other operating expenses	2,177	1,918	2,059	2,578	1,641
Total operating expenses	11,298	10,650	10,617	10,746	11,865
Income before income taxes	10,927	12,885	4,604	11,753	5,025
Income tax expense	2,905	3,432	1,208	2,177	1,544
Net income	$8,022	$9,453	$3,396	$9,576	$3,481
Less: Deemed dividends on preferred stock		-	-	-	-
Less: Undistributed earnings allocated to participating securities	3,030	$3,571	$1,281	n.a.	n.a.
Net income (loss) allocated to common shareholders	$4,992	$5,882	$2,115	$9,576	$3,481

Basic earnings (loss) per share	$0.25	$0.29	$0.11	$0.48	$0.17

Diluted earnings (loss) per common share	$0.23	$0.28	$0.10	$0.29	$0.11

Basic weighted average common shares outstanding	20,090	20,087	20,087	20,087	20,087

Diluted weighted average common shares outstanding	34,212	33,960	33,407	32,793	32,435

Velocity Financial, Inc. Net Interest Margin ‒ Portfolio Related and Total Company (Unaudited)

	Quarter Ended September 30, 2021			Quarter Ended June 30, 2021			Quarter Ended September 30, 2020
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$2,284			$11,524			$-
Loans held for investment	2,137,505			2,010,962			2,016,414
Total loans	$2,139,789	$46,923	8.77%	$2,022,486	$44,978	8.90%	$2,016,414	$41,374	8.21%

Debt:
Warehouse and repurchase facilities	$182,383	2,365	5.19%	$166,981	2,361	5.66%	$22,306	703	12.61%
Securitizations	1,633,059	17,956	4.40%	1,543,295	18,205	4.72%	1,742,669	21,644	4.97%
Total debt - portfolio related	1,815,442	20,321	4.48%	1,710,276	20,566	4.81%	1,764,975	22,347	5.07%
Corporate debt	172,934	4,488	10.38%	166,335	4,309	10.36%	78,000	1,913	9.81%
Total debt	$1,988,376	$24,809	4.99%	$1,876,611	$24,875	5.30%	$1,842,975	$24,260	5.27%

Net interest spread - portfolio related (2)			4.29%			4.08%			3.14%
Net interest margin - portfolio related			4.97%			4.83%			3.77%

Net interest spread - total company (3)			3.78%			3.59%			2.94%
Net interest margin - total company			4.13%			3.98%			3.39%

(1) Annualized.
(2) Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3) Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.

Velocity Financial, Inc. Adjusted Financial Metric Reconciliation to GAAP Net Income (Unaudited)

Core Income
	Quarter Ended
($ in thousands)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Net Income	$8,022	$9,453	$3,396	$9,576	$3,481
Recovery of Loan Loss Provision	-	$(1,000)	-	-	-
Nonrecurring debt amortization	-	-	3,326	-	-
COVID-19 Impact	-	-	-	-	-
Workforce reduction costs	-	-	-	-	432
Core Income	$8,022	$8,453	$6,722	$9,576	$3,913

Core diluted earnings per share	$0.23	$0.25	$0.20	$0.29	$0.12

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708